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                                                                    EXHIBIT 6.1



                                    AGREEMENT

This Agreement is between The Kensington Group (a Thai corporation) Time Square, Between Soi 14 and 12, Sukhumvit Road, Bangkok, 10500, Thailand "Kensington" and IWM Corporation (in formation) 15165 Ventura Boulevard, Suite 425, Sherman Oaks, CA 91403 USA "IWM" and is dated 10 January 2000.

1 PURCHASE AND SALE OF SHARES ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH HEREIN, UPON WRITTEN REQUEST PRIOR TO THE "TERMINATION DATE":

        1.1 Kensington shall have first option to purchase up to 8 million Shares of IWM's common stock from time to time.

        1.2 IWM shall receive US$1.50 Dollars from each share sold until it is fully listed on the NASDAQ.

        1.3 IWM undertakes to list as soon as commercially viable. On its current projections, that should be possible in the last quarter of 2000 or the first quarter of 2001.

        1.4 After listing, IWM would receive not less than 40% of the offering price of IWM's Common Stock at the time of sale.

        1.5 Kensington shall have the exclusive right to purchase the available Shares subject to Clause 1.6.

        1.6 This Agreement commences on 10 January 2000 and terminates on 9 January 2001 unless an extension is mutually agreed.

        1.7 Kensington acknowledges that IWM has certain existing relationships with third parties and existing shareholders. From time-to-time IWM may desire to sell Shares to these third parties outside of the scope of this Agreement upon notice to and receipt of the consent of Kensington, which shall not be unreasonably withheld.

2       PAYMENT AND DELIVERY.

        2.1 Payment for the Shares purchased by Kensington will be made by direct debit into a bank account established by IWM at an agreed bank in Hong Kong for subsequent transfer to IWM in the USA, or an alternative account agreed to by both parties.

        2.2 Payment shall be made on the first business day, following delivery by Kensington to IWM of written notice delivered to 15165 Ventura Boulevard, Suite 425, Sherman Oaks, CA 91403 USA of its election to acquire such Shares.



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        2.3     Stock certificates representing the Shares acquired by
                Kensington shall be held by IWM until such time as Kensington request they be forwarded to them.

        2.4 Should Kensington reassign ownership of any Shares it may have purchased (subject to the conditions in Clause 2.5), IWM shall register the transfer of ownership and forward a new stock certificate to the assignee within 30 days of written notification.

        2.5 Shares reassigned as described in Clause 2.4 shall be subject to the following restrictions:

                2.5.1 The Shares may not be sold or traded within twelve months of IWM being listed on NASDAQ.

        2.6 If Kensington purchases all 8 million Shares prior to 9 January 2000, Kensington shall have first option to purchase up to 8 million additional Shares under the same terms and conditions listed in this Agreement.

3 REPRESENTATIONS AND WARRANTIES OF KENSINGTON. KENSINGTON REPRESENTS AND WARRANTS TO IWM AS FOLLOWS:

        3.1 Accredited Investor: Kensington is an "accredited investor" as that term, is defined, in Rule 501 (a) of the General Rules and Regulations under the Securities Act.

        3.2 Location of Kensington: Kensington was outside of the United States at both the time the offer to purchase the Shares from IWM was received, and at the time, this Agreement was entered into.

        3.3     Purchase for Investment or Resale Outside of the United States:
                Kensington is acquiring the Securities for investment purposes, or for the purpose of selling and distributing, the Securities to third party purchasers outside of the United States in a manner that qualifies for an exemption from registration, of such Securities under Section 5 of the Securities Act pursuant to Regulation "S" under the Securities Act. Kensington is not acquiring the Securities for the purpose of sale or distribution of the Securities in the United States or in a manner that does not comply with the requirements of Regulation "S". Kensington acknowledges that the Securities to be acquired, by Kensington, pursuant to this Agreement are not registered under the Securities Act and cannot be sold or otherwise disposed of except in compliance with the Securities Act or in reliance upon an exemption from the Securities Act. Kensington acknowledges that the certificate(s) representing the Securities shall bear a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
               BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,




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                        AS AMENDED. AND MAY NOT BE OFFERED, SOLD, TRANSFERRED,
                        PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, REGULATION S OR AN EXEMPTION FROM REGISTRATION AND OTHERWISE IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL UNDERSIGNED HOLDER OF THE SECURITIES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER."

        3.4 Access to Information. Kensington believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares, and it has had opportunities to ask questions and receive answers from IWM and its officers and directors regarding the business, prospects and financial condition of IWM.

4       AGREEMENT OF KENSINGTON.

        4.1 Resale of Securities Pursuant to Regulation "S." Kensington agrees that:

                4.1.1 all offers and sales of the Securities by Kensington shall be made in an "offshore transaction" (as such term is defined in Rule 902 of Regulation "S" under the Securities Act);

                4.1.2 none of Kensington, it's affiliates or any person acting on behalf of Kensington shall engage in any "directed selling efforts" (as such term is defined in Rule 902 of Regulation "S" under the Securities Act) in the United States in connection with any offers or sales of the Securities;

                4.1.3 all offers and sales of the Securities by Kensington to third parties prior to the expiration of the distribution compliance period specified in Category 3 (paragraph (b) (3) in Rule 903 of Regulation "S" under the Securities Act (the "distribution compliance period"), shall be made only in accordance with the provisions of Rule 903 or Rule 904 of Regulation S under the Securities Act, pursuant to registration of the securities under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act;

                4.1.4 Kensington shall not engage in hedging transactions with regard to the Securities prior to the expiration of the distribution compliance period unless in compliance with the Securities Act;

                4.1.5 Kensington will not use offering materials or other documents in connection with offers and sales of the Securities prior to the expiration of the distribution compliance period unless such



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                        offering materials and other documents have been
                        provided or approved by IWM;

                4.1.6 all offers and sales of the Securities by Kensington prior to the expiration of the distribution compliance period shall not be made to a "U.S. person" (as such term is defined in Rule 902 of Regulation "S" under the Securities Act) or for the account or benefit of a U.S. person;

                4.1.7 Kensington shall obtain from each purchaser of such Securities an Investment Representation Letter in form and substance identical to the letter attached hereto as Exhibit A. and Kensington agrees that any sale of Securities hereunder shall not be effective, and IWM shall have no obligation to register any transfer of the Securities, unless and until such letter is delivered to IWM; and

                4.1.8 Kensington shall provide IWM with written notification of the date Kensington terminates all offers and sales of the Securities to third parties as contemplated by this Section.

        4.2     Indemnification

                4.2.1 By Company. IWM agrees to indemnify and hold harmless Kensington, and each officer, director, partner, employee and agent of Kensington, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse Kensington and each such person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any action, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any offering materials or other documents provided by IWM to Kensington for use by Kensington in connection with the resale of the Securities, unless such untrue statement was made in such materials upon and in conformity with information furnished in writing to IWM in connection therewith by Kensington or any person through Kensington expressly for use therein, and (B) any breach of any of the representations, warranties, covenants or agreements made by IWM in this Agreement or any exhibit hereto.



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                4.2.2   By Kensington. Kensington agrees to indemnify and hold
                        harmless IWM, and each officer, director, partner, employee and agent of Kensington, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse IWM and each such officer, director, partner, employee and agent of IWM for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any action, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any offering materials or other documents provided by IWM to Kensington for use by Kensington in connection with the resale of the Securities, but only insofar as any such statement was made in reliance upon and in conformity with information furnished in writing to IWM in connection therewith by Kensington or any person through Kensington expressly for use therein, and (B) the profit (including "spread", commissions and/or fees) earned by Kensington in connection with resales of Securities, and
                        (C) any breach of any of the representations, warranties, covenants or agreements made by Kensington in this Agreement or any exhibit hereto.

        4.3 Indemnification Procedures. Promptly after receipt of notice of the commencement of any action in respect of which indemnity, may be sought against any indemnifying party under this Section 5(c), the indemnified party will notify the indemnifying party in writing of the commencement thereof, and the indemnifying party will, subject to the provisions hereafter stated, assume the defense of such action (including the employment of counsel satisfactory to the indemnified party and the payment of expenses) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the indemnifying party. After notice from the indemnifying party of its election to assume the defense of such claim or action, the indemnifying party shall no longer be liable to the indemnified party under this Section 5(c) for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided however that if, in the reasonable judgment of the indemnified party or parties to be represented by separate counsel, the indemnified parties who may be subject to liability arising out of a claim in respect of which indemnity may be sought by the indemnified parties thereof against the indemnifying party, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any party against whom indemnification may be sought under this Section 5(c) shall not be liable



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        to indemnify any person that might otherwise be indemnified pursuant hereto for any settlement of any action effected without such indemnifying party's consent, which consent shall not be unreasonably withheld.

5       Miscellaneous

        5.1 Severability. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement

        5.2 Governing Law. THE TERMS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE WITHIN, AND TO BE PERFORMED WITHIN, SUCH STATE EXCLUDING CHOICE OF LAW PRINCIPLES OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

        5.3 No Adverse Construction. The rule that a contract is to be constructed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or the terms of this Agreement.

        5.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties may transmit by facsimile executed copies of the signature pages of this Agreement to all other parties. Such transmission shall constitute a representation and warranty of the transmitter that the execution and delivery of this Agreement has been authorized by it, subject only to the execution and delivery of this Agreement by all other parties. Each party transmitting a signature page by facsimile shall promptly forward, signed original counterparts to the other parties to this Agreement.

        5.5 Costs and Attorney's Fees. In the event that any action, suit, or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs and reasonable attorney's fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom.

        5.6 Successors and Assigns. All rights, covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.



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                Except as otherwise specifically set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their respective successor and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. No party to this Agreement may assign any of its or his respective rights, or delegate any of its or his respective duties or obligations, under this Agreement without the prior written consent of all other parties to this Agreement, and any such purported assignment or delegation shall be void ab initio, provided however, that the merger by IWM, or any of the Subsidiaries with or into another entity, shall not constitute an assignment or delegation within the meaning of this Section 6(f), and that such entity expressly assumes all duties and obligations of IWM or any of the Subsidiaries, as the case may be, and their respective subsidiaries under this Agreement.

        5.7 Entire Agreement. The Agreement and the attached Exhibits contain the entire understanding of the parties and supersede all prior negotiations, discussions and agreements between such parties, all of which are hereby merged herein. No party to this Agreement makes any representation or warranty except as set forth herein.

        5.8 Currency. All references to "$" in this Agreement and any exhibit hereto shall mean the lawful currency of the United State of America unless otherwise specified herein.

        5.9 Shares. All references to "Shares" in this document shall mean the common stock of IWM.

        5.10 Termination Date. Shall mean a date thirty (30) days after IWM has noted Kensington in writing of its desire to cease the Offering or 9 January 2000, whichever comes first.



Signed on behalf of

IWM CORPORATION                  )
by                               )
Thomas G Williams                )
Chief Executive Officer          )
and President                    )

THE KENSINGTON GROUP             )
by                               )
David K Cordova                  )
Managing Director                )
and President                    )



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                         INVESTOR REPRESENTATION LETTER


The Board of Directors
IWM Corporation
151655 Ventura Boulevard, Suite 425,
Sherman Oaks,
California 93401, USA,


Re: ACQUISITION OF SECURITIES IN IWM CORPORATION



Dear Sirs,

The undersigned proposes to acquire the number of Shares of Common Stock of IWM Corporation, a California corporation hereinafter referred to as "IWM", set forth on the signature page to this Investor Representation Letter hereinafter referred to as the "Securities". The undersigned understands that the Securities have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and that there are restrictions on transfer applicable to the Securities.

In order to induce IWM to issue the Securities to the undersigned, the undersigned represents and warrants to, and agrees with, IWM as follows:

1 The undersigned was outside of the "United States" (as defined in Attachment A) at both the time the offer to purchase the Securities was received and at the time an agreement to purchase the Securities was signed or otherwise entered into.

2 The undersigned is not a "U.S. person" (as defined in Attachment A) nor acquiring the Securities for the account or benefit of a U.S. person within the meaning of Regulation "S" under the Securities Act.

3       The undersigned is not a "distributor" (as defined in Attachment A).

4 The undersigned agrees that any resale of the Securities shall be made in accordance with the provisions of Regulation "S" of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, which requires a one-year restriction on resale of the Securities from the date of your purchase.

5 The undersigned agrees that it will not transfer any securities without complying with each of the restrictions set forth herein. As a further condition to any transfer condition to a transfer of the Securities, except if the transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to IWM transferee of the Securities by



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        the undersigned would not be exempt from the registration and prospectus delivery requirements of the Securities Act, IWM may require the contemplated transfer to furnish IWM with an investment letter setting forth such information and agreements as may be reasonably requested by IWM to ensure compliance by the transferee with the Securities Act.

6 Furthermore, the undersigned will not resell the Securities to U.S. Persons or within the United States until after the end of the applicable restricted period under Regulation "S" or any the applicable restricted period under the Securities Act hereinafter referred to as the "Restricted Period" other than pursuant to registration of the Securities under the Securities Act or pursuant to an exemption from such registration.

7 The undersigned agrees not to engage in hedging transactions with regard to the Securities except in compliance with the Securities Act.

8 The undersigned acknowledges that the certificates representing the Securities acquired by the undersigned shall bear the following legend:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, REGULATION S OR AN EXEMPTION FROM REGISTRATION AND OTHERWISE IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL OWNER OF THE SECURITIES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER."

9 The undersigned is acquiring the Securities for the undersigned's own account, and not as a nominee or agent for others, and not with a view to resale or effect distribution in the United States of any part thereof, and the undersigned has no present intention of distributing the Securities in violation of the Securities Act.

10 The undersigned agrees to hold IWM and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the undersigned contained herein or any sale or distribution of the Securities by the undersigned in violation of applicable United States Federal and state securities laws. This indemnification agreement shall survive the closing of this transaction.



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Date:

Investor name(s):

Title(s):

Investor signature(s):

Address:

--------------------------------------------------------------------------------

SHARE(S) OF COMMON STOCK TO BE ACQUIRED

The signature(s) hereon should correspond exactly with the name in which the Investor is acquiring the Securities. If Securities are to be jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full time as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

The foregoing letter of agreement is accepted by the issuer who hereby affirms that IWM will refuse to register any transfer of the Securities unless made in accordance with the registration or exemptive provisions of the Securities Act or in accordance with Regulation S.

IWM Corporation                     )
By                                  )
Thomas G Williams                   )
President and CEO                   )



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                                  ATTACHMENT A
                                       TO
                         INVESTOR REPRESENTATION LETTER

                                   DEFINITIONS



(a) "Distributor" means: Any underwriter, dealer, or other person who participates, pursuant to a contractual arrangement, in the distribution of the securities offered or sold in reliance on Regulation S.

(b)     A "U.S. person" means:

        (i)     Any natural person resident in the United States;

        (ii) Any partnership or corporation organized or incorporated under the laws of the United States;

        (iii)   Any estate of which any executor or administrator is a U.S.
                person;

        (iv)    Any trust of which any trustee is a U.S. person;

        (v)     Any agency or branch of a foreign entity located in the United
                States;

        (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

        (vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

        (viii) Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction, and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501 (a) of the Securities Act who are not natural persons, estates or trusts.

(c) "United States" means The United States of America, its territories and possessions, any State of The United States and The District of Columbia.




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